Exhibit (h)(xi)

BLUE SKY SERVICES AGREEMENT

     Blue Sky Services Agreement (the “Agreement”) made this 25th day of July, 2009, between Cullen Funds Trust a Delaware statutory trust (the “Funds”) having its principal office at 645 Fifth Avenue, New York, NY 10022 and ALPS Fund Services, Inc., a Colorado corporation having its principal office at 1290 Broadway, Suite 1100, Denver, Colorado 80203 (“ALPS” or the “Blue Sky Agent”).

     WHEREAS, the Funds are an open-end management investment company registered under the Investment Company Act of 1940, as amended, presently consisting of the portfolios and classes of shares as listed in Appendix A attached hereto; each of such investment portfolios and any additional investment portfolios that may be established by the Funds is referred to herein individually as a “Portfolio” and collectively as the “Portfolios”; and

     WHEREAS, The Funds and ALPS have also entered into a Transfer Agency and Services Agreement dated July 25, 2009 (the “Transfer Agency Agreement”) whereby ALPS will provide certain transfer agency services; and

     WHEREAS, the Blue Sky Agent provides certain blue sky services to investment companies; and

     WHEREAS, the Funds desire to employ the services of Blue Sky Agent to monitor and maintain the registration of Funds shares in each state as requested by the Funds or an Agent of the Funds, and Blue Sky Agent agrees to so act, subject to the terms and conditions of this agreement.

     NOW, THEREFORE, in consideration of the mutual promises and undertakings herein contained, the parties agree as follows:

1. Blue Sky Services Coordinator — The Funds hereby appoint Blue Sky Agent as the Blue Sky Services Coordinator for the Funds. As the Blue Sky Services Coordinator, Blue Sky Agent shall provide the services listed in Appendix B, attached hereto and incorporated herein by reference. Additionally, the Funds hereby appoint Blue Sky Agent as the Funds’ Blue Sky Services Coordinator to sign, on behalf of the Funds, the proper documents for state registrations.

     Blue Sky Agent may perform its obligations under this Agreement through agents and Subcontractors; provided, that Blue Sky Agent shall remain liable for the performance of those obligations and for the actions and omissions of its agents and subcontractors.

2. Fees and Expenses – The Funds agree to pay Blue Sky Agent the fees and expenses set forth on Appendix C attached hereto.

3. Documentation — The Funds agree to furnish Blue Sky Agent with all documentation necessary to fulfill its obligations under this Agreement, which include but shall not be limited to the applicable completed Forms set forth under Appendix B, and the fees required by each state.

4. Indemnification — The Funds agree to indemnify and hold harmless Blue Sky Agent and each of its directors, officers, employees and each person, if any, who controls Blue Sky Agent within the meaning of Section 15 of the Securities Act of 1933, as amended, against any loss, liability, claim, damages or expenses (including the reasonable cost of investigating or defending any alleged loss, liability, claim, damages or expense and reasonable counsel fees incurred in connection therewith) arising by reason of (i) the sale of a Funds’ shares in a state where the Fund is not registered or (ii) the sale of a Fund’s shares in a state if such sale would exceed the amount of sales allowed by the Fund’s registration in that particular state unless, in either case, the failure of the Fund to be registered in a state is due to a breach by Blue Sky Agent of its obligations under this Agreement or its negligence or willful misconduct in the performance of those obligations.

     Blue Sky Agent agrees to indemnify and hold harmless the Funds and their directors, officers, employees and each person, if any, who controls the Funds within the meaning of Section 15 of the Securities Act of 1933, as amended, against any loss, liability, claim, damages or expenses (including the reasonable cost of investigating or defending any alleged loss, liability, claim, damages or expense and reasonable counsel fees incurred in connection therewith) arising by reason of a breach by Blue Sky Agent of its obligations under this Agreement or its negligence or willful misconduct in the performance of those obligations.

5. Term — The term of this Agreement shall be three years (“Initial Term”) from the date first stated above unless terminated earlier for cause by either the Funds or Blue Sky Agent. After the Initial Term, this Agreement will renew automatically from year to year (each such renewal year and the Initial Term, each a “Term”). After the Initial Term, this Agreement may be terminated by either party upon at least sixty (60) days’ written notice to the other party. No later than ninety (90) days before the expiration of each Term the parties to this Agreement will agree upon a Fee Schedule for the upcoming Term. Upon Termination of the Transfer Agency Agreement, this Agreement will terminate effective immediately upon termination of the Transfer Agency Agreement.

     Termination for "cause" shall mean:

     (a) Willful misfeasance, bad faith, negligence, abandonment, or reckless disregard on the part of the Agent with respect to its obligations and duties hereunder;

     (b) Regulatory, administrative, or judicial proceedings against the Agent which result in a determination that it has violated any rule, regulation, order, or law and which in the reasonable judgement of the Funds, substantially impairs the performance of Agent’s obligations and duties hereunder;

     (c) Financial difficulties on the part of the Agent which are evidenced by the authorization or commencement of, or involvement by way of pleading, answer, consent, or acquiescence in, a voluntary or involuntary case under title 11 of the United States Code, as from time to time in effect, or any applicable law other than said Title 11, of any jurisdiction relating to the liquidation or reorganization of debtors or to the modification or alteration of the rights of creditors;

     (d) the sale of substantially all assets of ALPS Fund Services, Inc. to an unaffiliated entity;

     (e) Any other circumstance which in the reasonable judgement of the Funds, substantially impairs the performance of the Agent’s obligations and duties hereunder.

5. Notice — Any notice required or permitted to be given by either party to the other shall be deemed sufficient if sent by (i) fax or (ii) registered or certified mail, postage prepaid, addressed by the party giving notice to the other party at the last address furnished by the other party to the party giving notice:

a.	if to the Funds at:

645 Fifth Avenue New York, New York 10022 Fax: Attn: Jeff Battaglia

b.	if to Blue Sky Agent at:

1290 Broadway, Suite 1100 Denver, Colorado, 80203 Fax: 303.623.7850 Attn: General Counsel

6. Confidential Information — Blue Sky Agent, its officers, directors, employees and any agents will treat confidentially and as proprietary information of the Funds all records and other information relative to the Funds and to prior or present shareholders, and will not use such records and information for any purposes other than performance of its responsibilities and duties hereunder. If Blue Sky Agent is requested or required by, but not limited to, depositions, interrogatories, requests for information or documents, subpoena, civil investigation, demand or other action, proceeding or process or as otherwise required by law, statute, regulation, writ, decree or the like to disclose such information, Blue Sky Agent will provide the Funds with prompt written notice of any such request or requirement so that the Funds may seek an appropriate protective order or other appropriate remedy and/or waive compliance with this provision. If such order or other remedy is not sought, or obtained, or waiver not received within a reasonable period following such notice, then Blue Sky Agent may without liability hereunder, disclose to the person, entity, or agency requesting or requiring the information, that portion of the information that is legally required in the reasonable opinion of Blue Sky Agent’s counsel.

8. Miscellaneous — Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof. This Agreement shall be construed, interpreted, and enforced in accordance with and governed by the laws of the State of Colorado. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. This Agreement may not be changed, waived, discharged, or amended except by written instrument that shall make specific reference to this Agreement and which shall be signed by the party against which enforcement of such change, waiver, discharge, or amendment is sought. This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, this instrument has been executed as of the date and year first above written.

CULLEN FUNDS TRUST		ALPS FUND SERVICES, INC.

By:	/s/ Jeff Battaglia	By:	/s/ Jeremy O. May
Name:	Jeff Battaglia	Name:	Jeremy O. May
Title:	CFO	Title:	President

APPENDIX A
List of Portfolios

Cullen High Dividend Equity Fund – Retail Shares
Cullen High Dividend Equity Fund – C Shares
Cullen High Dividend Equity Fund – I Shares
Cullen High Dividend Equity Fund – R1 Shares
Cullen High Dividend Equity Fund – R2 Shares

Cullen International High Dividend Fund – Retail Shares
Cullen International High Dividend Fund – C Shares
Cullen International High Dividend Fund – I Shares
Cullen International High Dividend Fund – R1 Shares
Cullen International High Dividend Fund – R2 Shares

APPENDIX B

Blue Sky Services

1. Blue Sky Agent shall instruct Automated Business Development (“ABD”) to establish the mutual fund client (the “Client”) on the BlueOnline® database, which serves to facilitate all future forms, records, and applicable data for the registration of the Client’s funds with the individual states as dictated by the Client.

2. Upon receipt from the Client of an Organizational Filing Cover Sheet or other written document listing the states in which to register the Funds’ shares, a copy of which is attached hereto as Exhibit A, ABD shall create the Uniform Investment Company Notice Filing and Form U2, and any other applicable documents, for each state. Blue Sky Agent shall submit a check request form to the Client or an agent of the Client for the initial registration fees for each state. After receiving the payment (checks or wire) from the Client, ABD shall submit all required documentation and fees to each state to obtain the proper permits.

3. ABD shall maintain the permits in the BlueOnline® database as well as hard copies in their internal files.

4. ABD shall download daily purchase information from the Client’s transfer agent.

5. ABD shall perform a daily review of an exception report, which includes, but is not limited to, any permits that may be approaching expiration, any permits that may be reaching or have exceeded their limit of allowable sales, and any states in which an unregistered sale has occurred. ABD shall provide Blue Sky Agent with any findings from the exception report that would necessitate an action including any applicable fees by the Client to maintain compliance with each state’s securities law, which, in turn, Blue Sky Agent shall communicate in writing to the Client. Thereafter, the Client shall instruct Blue Sky Agent in writing on how to proceed.

6. Monthly, Blue Sky Agent shall notify the Client of renewals and sales reports due with applicable fees as required by each state.

7. As applicable, Blue Sky Agent shall notify the Client of any renewals due that have not had any sales in at least the last 18-months that will help facilitate the Client in evaluating its current state registrations and to determine whether or not to maintain such registrations.

8. ABD shall monitor changes in state registration laws and procedures. However, Blue Sky Agent shall not be responsible for determining the states in which to register the Client’s shares, or determining whether an exemption from registration exists. Furthermore, Blue Sky Agent shall not be responsible for providing any legal advice, regarding state registration laws, to the Client. Subject to approval of the Client’s legal counsel, Blue Sky Agent will instruct AMD to update all filing requirements for all law and procedural changes regarding state registration laws.

9. ABD shall communicate directly with regulatory authorities in states and territories as needed. Further, upon instruction from Client, Blue Sky Agent shall instruct ABD to update any name change filings, fiscal year end changes, terminations or reorganizations as they pertain to Client. ABD shall file on behalf of the Client any miscellaneous notice filings, determination for money market status in Texas, New York Further State Notice and file additional documentation as needed.

10. ABD shall perform a SAS-70 each year of its blue sky services, which Blue Sky Agent upon reasonable request of Client can obtain.

EXHIBIT A

ORGANIZATIONAL FILING
COVER SHEET

Please complete all applicable information
			Date:	_______________________________________
Client:	________________________________________________

Registrant	________________________________________________

	Portfolio:	________________________________________

	Class:	________________________________________

If this form is being completed due to a new trust, please indicate whether the new trust is Open-
End_______ or Closed-End_______

If the new trust is Closed-End, please indicate whether it anticipates being listed on an exchange:
YES	_____	or NO	_____.	If YES, please indicate exchange: NYSE	_____	, AMEX	_____	, other	_____

***If a Closed-End fund that initially is not exchange listed and later becomes listed, please inform ClearSky of the new listing.***

Please indicate SEC filing: 485(a): 485(b): 497: N-14: N-2:

New Registrant (Corporation / Trust) ***
New Portfolio
New Class
Name Change
Termination, Liquidation or Merger of Funds (If term date is different from last date fund is open to investors, please indicate both dates)
Prospectus Reconfiguration
Other, please explain

Original SEC Filing Date: Anticipated SEC Effective Date:

Anticipated Operational Date: *
*If operational date is after effective date, please indicate date you prefer filings to be mailed:

Central Index Key (CIK)			CUSIP

Accounting / General Ledger Reference:

Transfer Agent Fund Code(s):

State(s) Requested:

District of Columbia (DC): YES / NO Puerto Rico (PR): YES / NO Guam (GU): YES / NO

Registration Amount: (minimum or maximum)
Specific amounts can be requested for initial investments in the following states (minimum is $100,000):

TX:	WA:	MN:	.

NE:	ClearSky recommends $500,000 for NE minimum, unless you indicate otherwise.

Fiscal Year End (FYE):

Is this the same FYE as the Trust?	YES / NO

If Fund is going effective close to FYE, should we hold the FYE states until after the Fiscal Year End to save on
renewal fees?	YES / NO

Also, please consider states with specific expiration dates (NH: 4/30, MN: 6/30, CT: 12/31)

PROSPECTUS CONFIGURATION: If this filing pertains to an initial filing, will new trust/fund/class be in its own prospectus or be added to existing prospectus.

New prospectus

Existing prospectus titled:

State Specific Questions (circle one of two choices):
Alaska: Register for one year at $600 or for two years at $1,100?		One Year Two Years

Nebraska: Please note that all classes in a prospectus must be registered unless a sentence appears stating that not
all Funds are available for sale in NE.		Register ALL Register NONE

New Hampshire: Please note that if one class of a prospectus is registered, all classes in a prospectus must be
registered.		Register ALL Register NONE

Oklahoma: Please note that if one class of a prospectus is registered, all classes in a prospectus must
be registered.		Register ALL Register NONE

Texas: If the Fund is a money market, does it qualify for Money Market Status? (If so, Money Market
Status will be requested.)		YES	NO

*** For use if filing a new Corp/Trust:

Broker Dealer:

State of Incorporation of the Broker Dealer:

Broker Dealer CRD#:

Is Broker Dealer registered in all states including Puerto Rico? YES			NO

If NO, please list states where registered (to include Puerto Rico if applicable):

Name:

Signature:

APPENDIX C

Fees and Expenses

There is no base fee for the Blue Sky Agent providing blue sky services to the Funds as such fees are captured between ALPS and the Funds as part of the Transfer Agency Agreement.

The Funds shall pay Blue Sky Agent:

(1) Pass Through Fees:

ABD’s then applicable per permit fee for registering the Funds’ shares in each state requested by the Funds or an agent of the Funds. The number of permits will depend on the number of states in which the Funds are registered as well as the specific requirements of each individual state; and

All filing fees required by each state or other U.S. territories.

(2) Out-of-pocket expenses:

All applicable out-of-pocket expenses incurred by Blue Sky Agent, including but not limited to any postage fees as necessary for state registration.